UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

CORPORATE RESOURCE SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 11th Floor, New York, NY 10038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646)-443-2380

                                                     None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Election of Directors; Compensatory Arrangements of Certain Officers.

Through an action without a meeting, the majority of the board of directors (the “Board”) of Corporate Resource Services, Inc. (the “Company”) held on September 13, 2012, the Board elected James Altucher to the Board to fill a vacancy until such time as his successor is duly elected and qualified.

Mr. Altucher, 44, brings a wide range of investment experience to the Board.  He was the founder of Stockpickr LLC and a managing partner at Formula Capital Management LLC, an alternative asset management firm that runs a fund of hedge funds. He also is a columnist for the Financial Times as well as other blogs and publications and the author of the books Trade Like a Hedge Fund, Trade Like Warren Buffett and SuperCa$h. Previously, Altucher was a managing partner at technology venture capital firm 212 Ventures and was the founder of Vaultus and Reset Inc. He holds a bachelor's degree from Cornell and was a doctoral candidate at Carnegie Mellon University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

	By:	/s/ Jay H. Schecter
	Name:	Jay H. Schecter
	Title:	Chief Executive Officer

Date: September 19, 2012

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